Harbour Group Industries, Inc.
                             7701 Forsyth Boulevard
                                   Suite 600
                            Clayton, Missouri 63105


                                November 6, 1996



Attention: President
DT Industries, Inc.
Corporate Centre
1949 E. Sunshine, Suite 2-300
Springfield, MO 65804

Attention:  Stephen J. Gore
            President and Chief Executive Officer


       Re:  Corporate Development Consulting and Advisory Services

Gentlemen:

         This letter sets forth the agreement among DT Industries, Inc., a Delaware corporation (the "Company") and Harbour Group Industries, Inc., a
Missouri corporation ("HGI"), with respect to certain consulting and advisory services to be provided by HGI to the Company from time to time, and by the Company to HGI, for corporate development services.

         HGI hereby agrees to provide to the Company from time to time throughout the term of this agreement, corporate development services, including the identification, evaluation and negotiation of acquisitions, strategic planning, negotiation of dispositions of components of the Company and such other similar services as the Company may require from time to time.

         The fee for services rendered by HGI (the "Hourly Fee") will be based on the hours actually worked for the Company and upon HGI's hourly rates for the staff performing such work as set forth on Schedule 1 attached hereto and made a part hereof. Such rates may be adjusted annually by written notice by HGI to the Company, which adjustments shall take effect thirty (30) days after receipt of such notice.

         In   addition   to   the  Hourly  Fee,   HGI   is   to   be  reimbursed
by the Company for out-of-pocket expenses ("Expenses") incurred for such matters as travel, printing and reproduction, outside computer
time      charges,       postage,       secretarial      overtime,      delivery

DT Industries, Inc.
November 6, 1996
Page 2

services, facsimiles, outside expert and consultant fees, long-distance telephone charges, local transportation and the like. Outstanding disbursements will be identified and billed separately or upon billing for consulting and advisory services. HGI in its discretion may require the advance payment of Expenses.

         HGI shall be entitled to a transaction fee (the "Transaction Fee") for each completed acquisition or disposition by the Company for which HGI performs services hereunder during the term of this agreement, based on the total amount paid by the acquiring party (the "Purchase Price"), including payments for covenants not to compete and debt assumed in connection therewith, and in the case of stock transfers, debt of the acquired company. The Transaction Fee for each transaction completed shall be equal to the greater of (A) one hundred twenty-five thousand dollars ($125,000) or (B) the sum of (i) two and one-half percent (2.5%) of the first one million dollars ($1,000,000) of the Purchase Price, (ii) two percent (2%) of the portion of the Purchase Price in excess of one million dollars ($1,000,000) up to and including two million dollars ($2,000,000) of the Purchase Price, (iii) one and one half percent (1.5%) of the portion of the Purchase Price in excess of two million dollars ($2,000,000) up to and including three million dollars ($3,000,000) of the Purchase Price, (iv) one percent (1%) of the portion of the Purchase Price in excess of three million dollars ($3,000,000) up to and including four million dollars ($4,000,000) of the Purchase Price, and (v) one half of one percent (0.5%) of the portion of the Purchase Price in excess of four million dollars ($4,000,000). Each Transaction Fee shall be payable upon the closing of the transaction to which it relates. The sum of the Hourly Fee and Transaction Fees within any year is herein referred to as "Fees."

         In the event that the Company performs corporate development services for HGI, the Company shall be entitled to a transaction fee (the "DTII Transaction Fee"), for each completed acquisition or disposition by HGI or any of its affiliates for which the Company performs such corporate development services during the term of this agreement, based on the Purchase Price, including payments for covenants not to compete and interest bearing debt assumed in connection therewith, and in the case of stock transfers, debt of the acquired company. The DTII Transaction Fee for each transaction completed shall be equal to the greater of (A) one hundred twenty-five thousand dollars
($125,000) or (B) the sum of (i) two and one-half percent (2.5%) of the first one million dollars ($1,000,000) of the Purchase Price, (ii)
two  percent  (2%)   of  the  portion   of  the  Purchase  Price  in  excess  of
one million dollars ($1,000,000) up to and including two million dollars ($2,000,000) of the Purchase Price, (iii) one and one-half percent (1.5%) of the portion of the Purchase Price in excess of two million dollars ($2,000,000) up to and including one percent (1%) of the portion of the Purchase Price in excess of three million dollars ($3,000,000) up to and

DT Industries, Inc.
November 6, 1996
Page 3

including four million dollars ($4,000,000) of the Purchase Price, and (v) one-half of one percent (0.5%) of the portion of the Purchase Price in excess of four million dollars ($4,000,000). Each DTII Transaction Fee shall be payable upon the closing of the transaction to which it relates.

         In order to be entitled to receive a Transaction Fee or a DTII Transaction Fee, the services performed by HGI or the Company, as appropriate, shall consist of (at a minimum) an initial written submission, which shall contain the name of the target (if an acquisition, or the purchaser, if a disposition), the owner of the target, any broker arrangements, any intermediary to be paid a fee by the target and a brief description of the target. HGI or the Company, as appropriate, shall submit a written analysis of the acquisition, including (A) preliminary calculations of any synergies, (B) financial forecasts, (C) calculation of EPS effect (D) recommended valuation, and (E) major risks of the acquisition. HGI or the Company, as appropriate, will attend negotiating sessions and provide advice on strategy and tactics through the signing of a letter of intent and as requested following the execution of such letter of intent. In addition, HGI or the Company, as appropriate, shall visit the seller (or prospective purchaser) with the buyer and provide financial statements, product literature and/or a memorandum or other detailed description of the business, containing such background and financial information with respect to the target as the Company or HGI, as appropriate, shall deem reasonably necessary or desirable to facilitate its investigation.

         Prior to the completion of any transaction, the Transaction Fees or the DTII Transaction Fees, payable by either party, may be modified by written agreement of the parties. Unless otherwise specified therein, such modification shall affect only the fees payable for that particular transaction and shall have no effect on Transaction Fees or DTII Transaction Fees payable by either party for subsequently completed transactions.

         HGI and the Company each reserve the right to charge interest at the rate of one and one-half percent (1.5%) per month from the invoice date if any invoice is not paid within thirty (30) days.

         The term of this agreement shall be one (1) year commencing on the date hereof and shall continue thereafter from year to year until terminated by either party upon the giving of thirty (30) days' written notice thereof to the other.

         This agreement is intended to amend and restate in its entirety that certain letter agreement dated February 7, 1994, by and between HGI and the Company.

DT Industries, Inc.
November 6, 1996
Page 4

         This agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to its conflicts orf laws principles.

         No provision of this agreement may be modified, amended or waived except by a writing signed by each party hereto.

         IN WITNESS WHEREOF, the undersigned has caused this letter to be duly executed and delivered by its duly authorized officer, intending to be bound by the terms and conditions hereof.

                                        Harbour Group Industries, Inc.


                                        By: /s/ Francis M. Loveland
                                            ------------------------------------
                                            Name:    Francis M. Loveland
                                            Title:   Vice President and
                                                     Chief Financial Officer

Accepted and agreed to this
11 day of November, 1996:

DT Industries, Inc.



By: /s/ Stephen J. Gore
    ------------------------------------
    Name:    Stephen J. Gore
    Title:   President and
             Chief Executive Officer

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

Schedule 1 - Hourly Rates